EXHIBIT 10.1
AMENDMENT TO
PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT
UNDER THE FLOWSERVE CORPORATION
2020 LONG-TERM INCENTIVE PLAN

WHEREAS, on February 16, 2021, the Board of Directors (the “Board”) of Flowserve Corporation (the “Company”) awarded Robert Scott Rowe (the “Participant”) a performance-based restricted stock unit award (the “2021 Performance Share Award”) under the Flowserve Corporation 2020 Long-Term Incentive Plan (the “Plan”) pursuant to that certain Performance Restricted Stock Unit Agreement (the “2021 Award Agreement”);

WHEREAS, on February 15, 2022, the Board awarded the Participant an additional a performance-based restricted stock unit award (the “2022 Performance Share Award” and together with the 2021 Performance Share Award, the “Awards”) under the Plan pursuant to that certain Performance Restricted Stock Unit Agreement (the “2022 Award Agreement” and together with the 2021 Award Agreement, the “Award Agreements”); and

WHEREAS, the Company and the Participant desire to amend the Award Agreements as set forth in this Amendment (this “Amendment”), in each case effective as of the original grant date for the applicable Award (the “Effective Date”) to clarify the settlement thereof.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree as follows:
1.A new sentence is hereby added to Section 2(g) of the Award Agreement to read as follows:

For the avoidance of doubt, to the extent necessary to comply with Section 5.1 of the Plan as in effect on the Date of Grant, any portion of the vested Performance Shares and Dividend Equivalents that are earned and settled hereunder in excess of 200,000 shares of Common Stock (when combined with all other shares of Common Stock subject to Bonus Stock, Restricted Stock, Restricted Stock Units, or other Performance Awards granted under the Plan to the Participant in the calendar year in which the Date of Grant occurred) shall be settled in cash in accordance with this Section 2(g).

2. In all other respects the Award Agreement is hereby ratified and confirmed.

3. Capitalized terms used in this Amendment shall have the meanings ascribed to them in the Plan or the Award
Agreement, as applicable.

The Company and the Participant hereby adopt and agree to the terms and conditions of this Amendment on the date set forth below, but effective as of the Effective Date.

FLOWSERVE CORPORATION

Date: April 19, 2022

/s/ David E. Roberts
David E. Roberts Non-Executive Chairman of the Board

Date: April 19, 2022

/s/ R. Scott Rowe
R. Scott Rowe President and Chief Executive Officer